                                                        EXHIBIT 5











                                             March 27, 1995


The Travelers Life and Annuity Company
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

     With reference to the Registration Statement on Form S-2 filed by The Travelers Life and Annuity Company with the Securities and Exchange Commission covering Modified Guaranteed Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1.   The  Travelers  Life  and  Annuity  Company  is   duly
        organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

        2.  The  modified guaranteed annuity contracts  covered  by
        the   above  Registration  Statement,  and  all  pre-   and
        post-effective amendments relating thereto, have been or will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued such contracts will be valid, legal and binding obligations of The Travelers Life and Annuity Company.

    I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                 Very truly yours,


                                /s/Ernest J. Wright
                             ----------------------
                             Ernest J. Wright
                             General Counsel
                             Life and Annuities Division
                             The Travelers Life and Annuity Company

                                             March 27, 1995


The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

     With reference to the Registration Statement on Form S-2 filed by The Travelers Insurance Company with the Securities and Exchange Commission covering Modified Guaranteed Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

        2.   The  Limited  Guarantee  of  the  modified  guaranteed
        annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been or will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued such Guarantee will be a valid, legal and binding obligation of The Travelers Insurance Company.

    I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                 Very truly yours,


                                 /s/Ernest J. Wright
                                 -------------------
                                 Ernest J. Wright
                                 General Counsel
                                 Life and Annuities Division
                                 The Travelers Insurance Company